Exhibit 10.4

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is dated October 23, 2015, effective as of October 1, 2015 (the “Effective Date”) by and among uSell.com, Inc., a Delaware Corporation (“uSell”), Scott Tepfer (“Scott”), Brian Tepfer (“Brian,” and together with Scott, the “Tepfers”), Daniel Brauser (“Brauser”), and Nikhil Raman (“Raman”). The Tepfers, uSell, Brauser and Raman may be referred to in this Agreement collectively as the Parties or individually as a Party. With the prior written consent of Brian and Scott, which will not be unreasonably withheld, uSell may designate a substitute for Brauser and/or Raman, which person(s) shall execute a joinder to and become a party to this Agreement.

WHEREAS, the Tepfers are owners of 100% of the stock of BST Distribution, Inc., a New York corporation (the “Corporation”), which owns 100% of the membership interests of We Sell Cellular LLC, a Delaware limited liability company (the “LLC”);

WHEREAS, uSell intends to purchase all of the stock of the Corporation from the Tepfers (the “Stock Purchase”) pursuant to a Stock Purchase Agreement, by and among the Corporation, the Tepfers, and uSell, dated October 23, 2015, effective as of October 1, 2015 (the “Stock Purchase Agreement”); and

WHEREAS, in connection with the Stock Purchase, the Parties wish to enter into this Agreement to govern the management of the business and operations of the Corporation and the LLC following the Stock Purchase.

NOW, THEREFORE, in consideration of the representations, warranties, and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.01 Definitions.

In addition to words and phrases defined elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings:

“Confidential Information” shall have the meaning ascribed to it in the Employment Agreements.

“Employment Agreements” shall mean the Employment Agreements, dated as of the date hereof, between the LLC and each of Brian and Scott.

“Fiscal Year” shall mean the period terminating on December 31 of each year during the term of this Agreement.

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“LLC Act” shall mean Title 6, Chapter 18 of the Delaware Statutes (or any corresponding provision or provisions of any succeeding law), as amended from time to time.

“Manager” shall mean the individual designated in Section 3.02 to manage and control the business of the LLC. References to a Manager as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the masculine or feminine reference, as the case may be.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other entity.

Section 1.02  Construction. Whenever the context requires, the gender of all words used in this Agreement will include the masculine, feminine and neuter. Wherever the singular number is used in this Agreement, and when required by the context, the same shall include the plural and vice versa. Unless otherwise specified, all references to Articles and Sections refer to articles and sections of this Agreement. The captions contained herein are solely for the convenience of the Parties and will not constitute a part of the substance, intent or terms of this Agreement, nor will such captions be considered in the construction of this Agreement.

ARTICLE II

MANAGEMENT OF THE CORPORATION

Section 2.01  Board Composition. The Board of Directors of the Corporation (the “Board”) shall be composed of four directors (the “Directors”): two individuals designated by uSell, who shall initially be Brauser and Raman; and two individuals designated by the Tepfers, who shall initially be Brian and Scott. uSell may remove Brauser and/or Raman as a Director and appoint a replacement or replacements for the Director(s) so removed with the prior written consent of Brian and Scott, which shall not be unreasonably withheld. Brian and Scott shall have the authority to appoint two directors, with their initial appointees being Brian and Scott. Brian and/or Scott may appoint a designee to serve in his place as Director, remove that designee and appoint a successor, in each case with the prior written consent of uSell, which shall not be unreasonably withheld. If either Scott or Brian dies or becomes disabled within the meaning of his Employment Agreement, the survivor may designate (with the prior written consent of uSell, which will not be unreasonably withheld) a substitute for the deceased or disabled individual, which person shall execute a joinder to and become a party to this Agreement.

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Section 2.02  Corporation Officers; Management. The Corporation shall have a minimum of three officers (together the “Corporation Officers”) appointed by the Board with powers and limitations established by the Bylaws and this Agreement. In the event of any conflict between the Bylaws and this Agreement, this Agreement shall control. The Board shall appoint two Corporation Officers as designated by the Tepfers, who shall initially be Brian and Scott, and one Corporation Officer as designated by uSell (the “uSell Officer”), who shall initially be Raman. Provided, however, if either Scott or Brian has his employment terminated without Cause or resigns for Good Reason as defined in his Employment Agreement, such person shall cease to be a Corporation Officer. The removal or replacement of a Corporation Officer appointed by the Tepfers will be subject to the prior written consent of uSell, which shall not be unreasonably withheld. The removal or replacement of the uSell Officer will be subject to the prior written consent of Brian and Scott, which shall not be unreasonably withheld. Subject to the limitations set forth in Section 2.03 below, the business and affairs of the Corporation shall be managed by the Corporation Officers, who shall be appointed by the Board. Each of the Corporation Officers, individually, shall have the authority at all times to sign checks with respect to bank and money market accounts of the Corporation in order to pay salaries, expenses and bonuses to Brian and Scott as earned. Additionally, the uSell Officer shall have the power to borrow money from uSell for the purposes set forth in the prior sentence.

Section 2.03  Limitations on Authority of Corporation Officers. Notwithstanding the grant of authority to the Corporation Officers under Section 2.02, the Corporation Officers may not authorize the Corporation to take any of following actions without the approval of 75% of the whole Board:

(a)          Cause or permit the Corporation to extend credit to or to make any loans or become a surety, guarantor, endorser or accommodation endorser for any Person;

(b)          Sell, exchange, assign, convey, lease and/or transfer all or substantially all of the Corporation’s assets or sell or otherwise transfer any of the Corporation’s assets except in the ordinary course of business;

(c)          Borrow money and execute and/or deliver any promissory notes, loan agreements and other instruments of indebtedness, mortgages, pledges, assignments and other instruments of hypothecation and any agreements with regard to the foregoing, except that the power delegated to the uSell Officer in the last sentence of Section 2.02 shall not require such approval;

(d)          Cause the Corporation to enter into a partnership or other venture, to merge, or to enter into any other form of reorganization, either alone or with another business entity;

(e)          Any of: (1) filing of a petition against the Corporation or any subsidiary for a proceeding under any bankruptcy, insolvency, reorganization or similar act; (2) filing of any consent to any such proceeding against the Corporation or any subsidiary; (3) any decision to contest or not to contest any such proceeding against the Corporation or any subsidiary; (4) making a general assignment of any property of the Corporation or any subsidiary for the benefit of creditors; (5) appointing, or acquiescing in the appointment of, a custodian or receiver for the Corporation or any subsidiary; or (6) taking any action and/or making any determination with respect to any of the foregoing proceedings other than those which are purely routine and non-substantive;

(f)          Pledge, mortgage, hypothecate or encumber any assets of the Corporation;

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(g)          Execute and deliver any contract or agreement by or on behalf of the Corporation or any subsidiary (or the amendment or modification thereof) other than any contract that involves payments in the aggregate of not more than $150,000. This shall not be construed to limit the authority of the Corporation Officers appointed by the Tepfers to purchase and sell cellular and mobile phones, including smartphones. The Parties agree that (i) the purchase and sale of cellular and mobile phones, including smartphones, (ii) the entry into, amendment or termination of contracts involving aggregate payments of not more than $150,000 and (iii) the hiring of any employee at an annual salary of less than $150,000 shall be authorized by one of the Corporation Officers appointed by the Tepfers;

(h)          Approve an annual budget;

(i)           Acquire by purchase, lease or otherwise, any real property;

(j)           Confess a judgment against the Corporation;

(k)          Initiate any litigation, arbitration, mediation or other similar legal proceeding involving the Corporation, except for the Samsung Litigation, as defined in the Stock Purchase Agreement;

(l)           Enter into any agreement whether written or otherwise which can be reasonably expected to have a term of more than one year;

(m)         Establish reserves that are not contemplated in the annual budget;

(n)          Dissolve the Corporation;

(o)          Appoint any directors, officers or managers of the Corporation or any subsidiary;

(p)         Enter into, amend or renew any contract between the Corporation or a subsidiary, on the one hand, and any officer or affiliate of any officer, on the other hand; or

(q)         Distribute any cash or property of the Corporation.

Section 2.04   Loans to Corporation. The Parties agree that the Corporation is authorized to borrow money from uSell, subject to approval by the Board or as otherwise provided in this Agreement.

ARTICLE III

MANAGEMENT OF LLC; RIGHTS AND OBLIGATIONS OF THE MANAGER AND OFFICERS OF THE LLC

Section 3.01  Management. Subject to the power of the LLC Officers set forth in Section 3.06 below, and the limitations on the Manager’s powers set forth in Section 3.04 below, the business and affairs of the LLC will be managed by the Manager, and the Manager will have the sole and exclusive right to conduct, supervise and manage the business and affairs of the LLC. The Manager will have all the rights, power and authority given it under the LLC Act and other applicable law as well as under this Agreement.

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Section 3.02  The Manager.  The initial Manager of the LLC is Raman, and by executing and delivering this Agreement, Raman agrees to perform the duties of the Manager. uSell, as the sole shareholder of the Corporation and sole member of the LLC, may remove Raman as Manager and appoint a replacement Manager of the LLC with the prior written consent of Brian and Scott, which will not be unreasonably withheld.

Section 3.03   Specific Duties. Subject to Section 3.04, the Manager will:

(a)          Conduct, supervise and manage the business and affairs of the LLC, take all actions it deems necessary or appropriate to conduct the LLC business and conduct the affairs of the LLC in good faith.

(b)          Maintain the books and records of the LLC in accordance with accounting methods for federal income tax purposes and otherwise in accordance with generally accepted accounting principles and procedures applied in a consistent manner, which books and records shall reflect all LLC transactions and shall be appropriate and adequate for the LLC business.

(c)          Have prepared and delivered to the Board within 30 days after the end of each fiscal quarter and 45 days after the end of each Fiscal Year a balance sheet of the LLC as of the last day of the applicable period, a statement of profit and loss for the LLC for such period, and a statement of cash flows for such period. The quarterly reports may be unaudited but shall be reviewed by a registered independent public accounting firm selected by the Manager, and the annual report shall be audited by such firm. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, or such other accounting principles applicable to United States issuers which file with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934.

(d)          Write and sign checks for expenses in the ordinary course of business for the LLC, including for payroll, except to the extent that Brian and/or Scott as LLC Officers elect to do so. Any such election shall not prevent the Manager from taking the same actions to pay salaries, expenses and bonuses as earned to Brian and Scott in the same manner as provided in Section 2.02.

(e)          Have authority to borrow money from uSell for the purposes set forth in Section 3.03 (d).

Section 3.04 Limitations on Authority of Manager. Notwithstanding the grant of authority to the Manager under this Article III, the Manager may not authorize the LLC or any of its officers to take any of following actions without the approval of the Board including each of Brian and Scott or their designees:

(a)          Acquire by purchase, lease or otherwise, any real property;

(b)          Cause or permit the LLC to extend credit to or to make any loans or become a surety, guarantor, endorser or accommodation endorser for any Person;

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(c)          Sell, exchange, assign, convey, lease and/or transfer all or substantially all of the LLC’s assets or sell or otherwise transfer any of the LLC’s assets except in the ordinary course of business;

(d)          Borrow money and execute and/or deliver any promissory notes, loan agreements and other instruments of indebtedness, mortgages, pledges, assignments and other instruments of hypothecation, and any agreements with regard to the foregoing, except as otherwise specifically provided in Section 3.03 (d) and (e);

(e)          Cause the LLC to enter into a partnership or other venture, to merge, or to enter into any other form of reorganization, either alone or with another business entity;

(f)          Any of: (1) filing of a petition against the LLC or any subsidiary for a proceeding under any bankruptcy, insolvency, reorganization or similar act; (2) filing of any consent to any such proceeding against the LLC or any subsidiary; (3) any decision to contest or not to contest any such proceeding against the LLC or any subsidiary; (4) making a general assignment of any property of the LLC or any subsidiary for the benefit of creditors; (5) appointing, or acquiescing in the appointment of, a custodian or receiver for the LLC or any subsidiary; or (6) taking any action and/or making any determination with respect to any of the foregoing proceedings other than those which are purely routine and non-substantive;

(g)          Pledge, mortgage, hypothecate or encumber any assets of the LLC;

(h)          Execute and deliver any contract or agreement by or on behalf of the LLC or any subsidiary (or the amendment or modification or termination thereof) other than any contract that involves payments in the aggregate of not more than $150,000. This shall not be construed to limit the authority of the Chief Executive Officer or the President of the LLC to purchase and sell cellular and mobile phones, including smartphones. The Parties agree that (i) the purchase and sale of cellular and mobile phones, including smartphones, (ii) the entry into, amendment or termination of contracts involving aggregate payments of not more than $150,000 and (iii) and the hiring of any LLC employee at an annual salary of less than $150,000 shall be authorized by the Chief Executive Officer or the President of the LLC;

(i)           Approve an annual budget;

(j)           Confess a judgment against the LLC;

(k)          Initiate any litigation, arbitration, mediation or other similar legal proceeding involving the LLC, except for the Samsung Litigation, as defined in the Stock Purchase Agreement;

(l)           Enter into any agreement whether written or otherwise which can be reasonably expected to have a term of more than one year;

(m)         Establish reserves that are not contemplated in the annual budget;

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(n)          Dissolve the LLC;

(o)          Appoint any directors, officers or managers of the LLC or any subsidiary;

(p)          Enter into, amend or renew any contract between the LLC or a subsidiary, on the one hand, and any officer or affiliate of any officer, on the other hand;

(q)          Distribute any cash or property of the LLC.

Section 3.05    Officers of the LLC. The LLC shall have a Chairman, a Chief Executive Officer and a President (together the “LLC Officers”). The Chairman shall be the Manager. The initial Chief Executive Officer shall be Brian. The initial President shall be Scott. None of these LLC Officers may be removed as officers or have their duties reduced or modified without their express written consent, unless such LLC Officer is deceased or legally declared incompetent; provided, however, if an LLC Officer has his employment terminated or resigns for Good Reason as defined in his Employment Agreement, he shall cease to an LLC Officer.

Section 3.06    Powers and Duties of the LLC Officers. Subject to the powers of the Manager and Section 3.07, the Chief Executive Officer and the President shall have the power and authority to operate the business of the LLC including all day-to-day operations. The LLC Officers agree to maintain in full confidence and not use or disclose any Confidential Information to any Person, except in furtherance of the business purposes of the LLC and the Corporation.

Section 3.07    Limitation on the Powers of the LLC Officers.  Notwithstanding the grant of authority to the LLC Officers under Section 3.06, the LLC Officers may not authorize the LLC to take any of the following actions without obtaining the prior approval of the Manager:

(a)           Acquire by purchase, lease or otherwise, any real property;

(b)          Cause or permit the LLC to extend credit to or to make any loans or become a surety, guarantor, endorser or accommodation endorser for any Person;

(c)          Borrow money and execute and/or deliver any promissory notes, loan agreements and other instruments of indebtedness, mortgages, pledges, assignments and other instruments of hypothecation, and any agreements with regard to the foregoing, except as otherwise provided by this Agreement;

(d)          Sell, exchange, assign, convey and/or transfer all or substantially all of the LLC’s assets or sell or otherwise transfer any of the LLC’s assets except in the ordinary course of business;

(e)          Any of: (1) filing of a petition against the LLC or any subsidiary for a proceeding under any bankruptcy, insolvency, reorganization, or similar act; (2) filing of any consent to any such proceeding against the LLC or any subsidiary; (3) any decision to contest or not to contest any such proceeding against the LLC or any subsidiary; (4) making a general assignment of any property of the LLC or any subsidiary for the benefit of creditors; (5) appointing, or acquiescing in the appointment of, a custodian or receiver for the LLC or any subsidiary; or (6) taking any action and/or making any determination with respect to any of the foregoing proceedings other than those which are purely routine and non-substantive;

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(f)          Approve each annual budget;

(g)          Confess a judgment against the LLC;

(h)          Initiate any litigation, arbitration, mediation or other similar legal proceeding involving the LLC, except for the Samsung Litigation, as defined in the Stock Purchase Agreement;

(i)           Enter into any agreement whether written or otherwise which can be reasonably expected to have a term of more than one year;

(j)           Establish reserves that are not contemplated in the annual budget;

(k)          Dissolve the LLC;

(l)           Cause the LLC to enter into a partnership or other venture, to merge or to enter into any other form of reorganization, either alone or with another business entity;

(m)         Appoint any directors, officers or managers of the LLC or any subsidiary;

(n)          Enter into, amend or renew any contract between the LLC or a subsidiary, on the one hand, and any officer or affiliate of any officer, on the other hand;

(o)          Distribute any cash or property of the LLC

(p)          Except for the United States, determine to expand into new markets where the LLC’s services are provided;

(q)          Pledge, mortgage, hypothecate or encumber any assets of the LLC; or

(r)           Execute and deliver any contract or agreement by or on behalf of the LLC or any subsidiary (or the amendment or modification or termination thereof) other than any contract that involves payments in the aggregate of not more than $150,000. This shall not be construed to limit the authority of the Chief Executive Officer and the President of the LLC to purchase and sell cellular and mobile phones, including smartphones. The Parties agree that (i) the purchase and sale of cellular and mobile phones, including smartphones, (ii) the entry into, amendment or termination of contracts involving aggregate payments of not more than $150,000 and (iii) and the hiring of any LLC employee at an annual salary of less than $150,000 shall be authorized by the Chief Executive Officer or the President of the LLC.

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ARTICLE IV

RESTRICTIONS ON TRANSFER OR DISSOLUTION OF CORPORATION

Section 4.01  Restrictions on Transfer. uSell acknowledges and agrees that during the term of this Agreement, without the consent of the Tepfers, uSell shall not sell or transfer any of its shares of the Corporation, or sell or otherwise transfer all or substantially all of the Corporation’s assets to a third party or sell or otherwise transfer any assets of the Corporation or any subsidiary except in the ordinary course of business.

Section 4.02  Restrictions on Dissolution of Corporation. uSell acknowledges and agrees that uSell shall not, directly or indirectly, take any steps to dissolve the Corporation or the LLC, either voluntarily or involuntarily by operation of law or otherwise.

ARTICLE V

INVESTMENT OF CORPORATION AND LLC PROFITS;
SAMSUNG LITIGATION

All profits of the Corporation and the LLC shall be re-invested in marketing, technology, and inventory; provided, however, that (a) any investments in marketing, and (b) the hiring of new technology employees or consultants, must be approved by the Tepfers. Notwithstanding the foregoing, the income and other proceeds received by the Corporation and the LLC may be disbursed toward payment of the Corporation’s, the LLC’s and uSell’s expenses and liabilities in the ordinary course of business consistent with past practice.

Notwithstanding anything to the contrary contained in this Agreement, Brian and Scott shall have the sole right and authority, regardless of whether they continue to serve as Directors, Corporation Officers or LLC Officers, to instruct counsel and other advisors in connection with and to make decisions and take actions in the name(s) and on behalf of the Corporation and the LLC with respect to the Samsung Litigation (as such term is defined in the Stock Purchase Agreement). The Parties agree to cooperate, and to cause the Corporation and the LLC to cooperate, with Brian and Scott in the exercise of such right and to execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as Brian or Scott may reasonably request to give effect to this provision.

ARTICLE VI

TERMINATION

This Agreement and the covenants contained herein shall terminate at such time as either Brian or Scott has sold uSell common stock and received gross cash proceeds of at least $500,000 in such sale transaction.

ARTICLE VII

LOAN OBLIGATIONS

Until such time as all Liabilities have been indefeasibly paid in full and the Companies’ right to request financial accommodations under the Note Purchase Agreement has been terminated, the Parties acknowledge that notwithstanding anything contained in this Agreement to the contrary (including without limitation the restrictions contained in Section 4.01), the transactions, rights and obligations contemplated by the Pledge Agreement and the Security Agreement (including without limitation the rights of the Agent to transfer the shares of the Corporation in connection with the Agent’s exercise of secured creditor remedies) shall be exempt from all restrictions contained in this Agreement. For purposes hereof, (a) the terms “Liabilities,” “Companies,” “Pledge Agreement,” and “Security Agreement” shall have the meanings given to those terms in the Note Purchase Agreement and (b) the term “Note Purchase Agreement” shall mean the Note Purchase Agreement dated as of October 23, 2015 by and among uSell, the Corporation, the LLC, the Purchasers named and as defined therein and BAM Administrative Services LLC, as agent (the “Agent”) for such Purchasers, as the same may be amended, modified and supplemented from time to time.

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01 Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery (for next business day delivery) or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery (for next business day delivery)), as follows

If to uSell:	uSell, Inc.
171 Madison Avenue, 17th Floor
New York, NY 10016
Attention: Nikhil Raman

If to Brauser:	Daniel Brauser
171 Madison Avenue, 17th Floor
Miami, FL 33137

If to Raman:	Nikhil Raman
171 Madison Avenue, 17th Floor
New York, NY 10016

If to Scott:	Scott Tepfer
20 Nancy Street, Unit B
West Babylon, NY 11704

If to Brian:	Brian Tepfer
20 Nancy Street, Unit B
West Babylon, NY 11704

or to such other address as any of them, by notice to the other may designate from time to time.

Section 8.02 Modification. This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof, and there are no agreements, warranties or representations which are not set forth herein, and all prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the Party or Parties to be charged therewith.

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Section 8.03   Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of choice of laws thereof. Any action brought by a Party or Parties against another Party or Parties concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of the State of New York and venue shall be in New York County.  The Parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

Section 8.04   Binding Effect; Assignment. This Agreement shall be binding upon the Parties and inure to the benefit of the successors and assigns of the respective Parties; provided, however, that this Agreement and all rights hereunder may not be assigned by any Party except with the prior written consent of the other Parties.

Section 8.05   Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 8.06   Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

Section 8.07   Prevailing Party. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

Section 8.08   Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

Section 8.09   No Agency. This Agreement shall not constitute any Party the legal representative or agent of the other, nor shall any Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other Party.

Section 8.10   Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the Effective Date.

USELL, INC.

By:	/s/ Nikhil Raman
Nikhil Raman, its Chief Executive Officer

/s/ Scott Tepfer
Scott Tepfer

/s/ Brian Tepfer
Brian Tepfer

/s/ Nikhil Raman
Nikhil Raman

/s/ Daniel Brauser
Daniel Brauser

Acknowledged and agreed to:

BST DISTRIBUTION, INC.

By:	/s/ Brian Tepfer

Name: Brian Tepfer
Title: Chief Executive Officer

WE SELL CELLULAR LLC

By:	/s/ Nikhil Raman

Nikhil Raman, its Manager

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